Exhibit 99.3

Electronic Voting Instructions

You can submit your proxy by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on October 24, 2017.

Vote by Internet • Go to www.envisionreports.com/SNBC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR the following proposals.

1. Proposal to approve the Agreement and Plan of Merger, dated as of June 30, 2017, by and among OceanFirst Financial Corp., Sun Bancorp, Inc., and Mercury Merger Sub Corp., as such agreement may be amended from time to time (the “Merger Agreement”) and the merger (the “first-step merger”) of Mercury Merger Sub Corp. into Sun Bancorp, Inc. pursuant to the Merger Agreement (the “merger proposal”).

	For ☐	Against ☐	Abstain ☐	+

2. Proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Sun Bancorp, Inc. may receive in connection with the first-step merger pursuant to existing agreements or arrangements with Sun Bancorp, Inc.

	☐	☐	☐
3. Proposal to approve one or more adjournments the Sun Bancorp, Inc. special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

02OM1B

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — SUN BANCORP, INC.	+

Special Meeting of Shareholders – October 24, 2017

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints the Board of Directors of Sun Bancorp, Inc. (the “Company”), or its designee, with full powers of substitution, to act as proxy for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the special meeting of shareholders (the “Meeting”), to be held at 350 Fellowship Road, Suite 101, Mt. Laurel, New Jersey 08054, on October 24, 2017, at 10:00 a.m. local time, and at any and all adjournments or postponements thereof, in the manner specified on the reverse side. The validity of this proxy is governed by the laws of the State of New Jersey.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a paper copy or electronic access to a notice of special meeting of shareholders and a proxy statement.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE COMPLETE, SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE SO THAT IT IS RECEIVED NO LATER THAN 5:00 P.M. EASTERN TIME ON OCTOBER 23, 2017.

C	Non-Voting Items

Change of Address — Please print new address below.

⬛	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+